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                                Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-21475


PROSPECTUS SUPPLEMENT
(to Prospectus dated June 4, 1997)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                              MEDPARTNERS, INC.

                       5,994,594 SHARES OF COMMON STOCK,
                          PAR VALUE $.001 PER SHARE


        The Prospectus, dated June 4, 1997 (the "Prospectus"), relating to the offering for resale of up to 5,994,594 shares of Common Stock, par value $.001 per share, of MedPartners, Inc. ("MedPartners"), is hereby supplemented as set forth below.

1. The information set forth opposite the name of WALTER C. MARTINEZ & NORMA MARTINEZ in the table of Selling Holders on page 13 of the Prospectus is deleted in its entirety.

2. VANESSA R. MARTINEZ is added to the table of Selling Holders on page 15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

        Number of Shares Beneficially Owned                     1,100
        Number of Shares Covered by this Prospectus             1,100
        Number of Shares to be Held After Offering                  0
        Percent of Outstanding Shares After Offering                *

3. WALTER M. MARTINEZ is added to the table of Selling Holders on page 15 of the Prospectus, together with the following information as of a recent date prior to the date of this Propsectus Supplement:

        Number of Shares Beneficially Owned                     1,100
        Number of Shares Covered by this Prospectus             1,100
        Number of Shares to be Held After Offering                  0
        Percent of Outstanding Shares After Offering                *


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4.      TANIA T. MARTINEZ is added to the table of Selling Holders on page 15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

        Number of Shares Beneficially Owned                     887
        Number of Shares Covered by this Prospectus             887
        Number of Shares to be Held After Offering                0
        Percent of Outstanding Shares After Offering              *





        The date of this Prospectus Supplement is July 7, 1997.



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